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                                                                    EXHIBIT 10.3

                             OFFSET RIGHTS AGREEMENT

         This OFFSET RIGHTS Agreement (this "Agreement") is made as of May 14, 2003 by and between Schlumberger Technology Corporation, a Texas corporation ("STC"), and Hanover Compressor Company, a Delaware corporation (the "Company").

         WHEREAS, STC and the Company, among others, are parties to that certain PIGAP Settlement Agreement dated the date hereof (the "Settlement Agreement").

         WHEREAS, in order to induce STC and the Company to enter into the Settlement Agreement, the Company and STC have executed and delivered this Agreement.

         Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         1.1 "Alliance Agreement" shall mean that certain Most Favored Supplier and Alliance Agreement dated as of August 31, 2001 by and between Schlumberger Oilfield Holdings Limited, STC and Hanover Compression Limited Partnership, as amended, restated, supplemented, waived, replaced, restructured or otherwise modified from time to time; provided that, in case of any replacement agreement, the parties to the Alliance Agreement shall have agreed in writing that such replacement agreement replaces all or a portion of the Alliance Agreement.

         1.2      "Holder" shall mean STC and its Permitted Transferees.

         1.3 "Indenture" shall mean the Indenture between the Company and Wachovia Bank, National Association, as Trustee, dated May 14, 2003, as amended or supplemented from time to time in accordance with the terms thereof.

         1.4 "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Indenture or the Securities or (c) the validity or enforceability of the Indenture or the Securities.

         1.5 "Permitted Transferee" shall mean any direct or indirect Subsidiary of Schlumberger or any entity that merges or consolidates with or owns or acquires all of the equity securities or all or substantially all of the assets of STC, or any Subsidiary of such entity.

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         1.6      "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of the Indenture.

         1.7 "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Holder that:

         2.1 Organization; Power and Authority. The Company is a corporation duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it owns or holds under lease, to transact the business it transacts, to execute and deliver the Securities and to perform the provisions of the Indenture.

         2.2 Authorization. The Indenture has been duly authorized by all necessary corporate action on the part of the Company, and, assuming it has been duly authorized, executed and delivered by the Trustee, will be a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities have been duly authorized by all necessary corporate action on the part of the Company, and, when executed by the Company and authenticated by the Trustee, will have been validly issued and delivered and will constitute a legal, valid and binding obligation of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.3 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Company of the Indenture and the Securities will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under (1) its corporate charter or by-laws or (2) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or

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Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

         2.4 Governmental Authorizations. No material consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Indenture or the Securities other than (i) those that have been previously obtained and, on the date of hereof, remain in full force and effect and (ii) those that may be necessary as contemplated in the Registration Rights Agreement dated the date hereof between the Company and STC.

         2.5 No Default under Section 8.1(d) of the Credit Agreement. On the date hereof, the Company is not in default and no waiver of default is currently in effect under Section 8.1(d) of the Credit Agreement.

                                   ARTICLE III
                          INFORMATION AS TO THE COMPANY

         3.1 Quarterly Financial Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), the Company shall deliver to the Holder duplicate copies of:

                  (a) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (b) unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments. Notwithstanding the foregoing, the electronic filing with the Securities and Exchange Commission on EDGAR of the Company's Quarterly Report on Form 10-Q for such quarterly period prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 3.1.

         3.2 Annual Financial Statements. Within 90 days after the end of each fiscal year of the Company, the Company shall deliver to the Holder duplicate copies of:

                  (a) an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                  (b) audited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

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setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances. Notwithstanding the foregoing, the electronic filing with the Securities and Exchange Commission on EDGAR of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 3.2.

         3.3 SEC and Other Reports. Promptly upon their becoming available, the Company shall deliver to the Holder one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission. Notwithstanding the foregoing, the electronic filing with the Securities and Exchange Commission on EDGAR of any such financial statement, report, notice, proxy statement, annual or periodic report, registration statement or prospectus shall be deemed to satisfy the requirements of this
Section 3.3.

         3.4 Requested Information. With reasonable promptness, the Company shall deliver to the Holder such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under the Securities as from time to time may be reasonably requested by the Holder.

                                   ARTICLE IV
                                OFFSET AGREEMENT

         4.1      Offset Prepayment.

                  (a) The Holder may provide a written notice (an "Offset Notice") to the Trustee (at such address and in such manner as provided in the Indenture) and the Company of its election to have an amount of sums identified by the Holder in the Offset Notice as being due and payable by the Holder or any of its Affiliates to the Company or any of its Affiliates in respect of the products or services provided to the Holder or any of its Affiliates in accordance with the Company's "Most Favored Supplier Status" established pursuant to Section 3.4 of the Alliance Agreement offset against the Available Offset Amount (as defined below). So long as, within five (5) Business Days after the identification of such sums in the Offset Notice, the Company has not in good faith claimed in a writing delivered to the Holder and the Trustee, that such sums were not incurred in accordance with the Company's "Most Favored Supplier Status," such sums may be offset (an "Offset Prepayment") against an equal portion of any Additional Interest, interest, if any, and the Original Issue Discount accrued through the date of the Offset Notice plus $23,378,423 (collectively, the "Available Offset Amount").

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                  (b)      Any Offset Prepayment shall be applied first against
         interest, if any, second against any accrued Additional Interest, third against the Original Issue Discount, and fourth against the Issue Price; provided, however, such Offset Prepayment shall not exceed the Available Offset Amount. For purposes of determining the Available Offset Amount at any time, the initial $23,378,423 portion of the Available Offset Amount shall be reduced by the amount of any Offset Prepayment previously applied against the Issue Price.

                  (c) Notwithstanding the foregoing, in no event shall any amounts be deducted from the Available Offset Amount and no obligations of the Holder or any of its Affiliates be deemed satisfied in full until the Holder has delivered all Securities to the Trustee for cancellation and re-issuance to reflect the new Principal Amount, accrued Additional Interest, interest, if any, Issue Price and/or the amount of Original Issue Discount accrued as of such re-issuance, as the case may be, as necessary to reflect the result of the application of the Offset Prepayment. In connection with the delivery of all Securities for cancellation and re-issuance pursuant to the preceding sentence, the Holder shall deliver a written consent to amend the Principal Amount pursuant to Section 9.02(1) of the Indenture to reflect the Principal Amount set forth on the re-issued Securities.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Term and Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) the Holder no longer owns all the issued and outstanding Securities or (ii) the discharge of all liabilities on the Securities pursuant to Section 8.01 of the Indenture. STC agrees to notify the Trustee and the Company in writing that the Holder no longer owns all the issued and outstanding Securities within five (5) Business Days following the first date that the Holder no longer owns all the issued and outstanding Securities.

         5.2 Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with the provisions of Section 5.1.

         5.3 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the prior written agreement of the Company and STC. Any waiver, permit, consent or approval of any kind or character on the part of any of the parties hereto of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

         5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures will be deemed to be original signatures for all applicable purposes.

         5.5 Assignment. This Agreement may not be assigned (and any purported assignment shall be null and void) without the prior written consent of the non-assigning party; provided, however, STC may assign this agreement to its Permitted Transferees.

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

         5.6 Successors and Assigns. Except as otherwise expressly provided herein, all agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

         5.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         5.8 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as STC designates by written notice to Hanover, and shall be deemed to have been given upon delivery, if delivered personally, two (2) business days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

         If to Hanover, to:

         Hanover Compressor Company
         12001 North Houston Rosslyn Road
         Houston, Texas 77086
         Attn: General Counsel
         Fax: (281) 405-6203

         If to STC, to:

         Schlumberger Technology Corporation
         300 Schlumberger Drive MD:23
         Sugar Land, Texas 77478
         Attn: General Counsel
         Fax: (281) 285-6952

         with a copy to (which shall not constitute notice):

         Schiff Hardin & Waite
         6600 Sears Tower
         Chicago, Illinois 60606
         Attention: Mark A. Sternberg, Esq.
         Fax: (312) 258-5700

         5.9 Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.

         5.10 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan in the City of

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New York, New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the Borough of Manhattan in the City of New York, New York or a New York state court.

         5.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.12 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law; provided that if either party hereto effects such service of process by any method other than transmittal thereof via overnight courier, charges prepaid, such party shall simultaneously transmit a copy thereof via overnight courier, charges prepaid.

         5.13 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         5.14 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate

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injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

         5.15 Complete Agreement. This Agreement, together with the Settlement Agreement and the agreements named therein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior and contemporaneous negotiations and agreements, oral or written. All prior or contemporaneous negotiations or agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. Each of the parties hereto represents that no promises or inducements not herein expressed have been made to any party or have caused any party to sign this Agreement. No representations, oral or written, are being relied upon by any party in executing this Agreement other than the express representations of this Agreement. All parties to this Agreement have negotiated and participated in its drafting and the Agreement and terms hereof shall not be construed in favor of or against any party as the drafter of the Agreement.

         5.16 Severability. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

         5.17 Investigation. Each of the parties hereto, through and by signature of an authorized officer below, represents that it has read this Agreement and fully understands all of its and their terms; that it has conferred with its attorney prior to signing the same, or that it knowingly and voluntarily has chosen not to confer with its attorney; and that it understands any rights that it may have and signs this Agreement with full knowledge of any such rights.

                                    * * * * *

                            [Signature Page Follows]

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         The parties hereto have executed this Agreement as of the date first set forth above.

                                    HANOVER COMPRESSOR COMPANY

                                    By: /s/ John E. Jackson
                                       -----------------------------------------

                                    Name: John E. Jackson
                                         ---------------------------------------

                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                          --------------------------------------



                                    SCHLUMBERGER TECHNOLOGY
                                    CORPORATION


                                    By: /s/ Dean Ferris
                                       -----------------------------------------

                                    Name: Dean Ferris
                                         ---------------------------------------

                                    Title: Assistant Secretary
                                          --------------------------------------


                                 SIGNATURE PAGE
                             OFFSET RIGHTS AGREEMENT